Exhibit 10.7
SERIES A PREFERRED STOCK PURCHASE AGREEMENT
     THIS SERIES A PREFERRED STOCK PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of September 5, 2008, between Oceanaut, Inc, a corporation organized and existing under the laws of the Marshall Islands (the “Company”) and Excel Maritime Carriers Ltd. (the “Purchaser”).
     WHEREAS, the board of directors of the Company has determined that it is in the best interests of the Company to raise up to $62,000,000 from Purchaser, of which (i) $15,000,000 shall be used to finance the Vessel Acquisition (as defined herein) and (ii) up to $47,000,000 shall be used to fund the balance of the aggregate purchase price for the Vessel Acquisition to the extent that funds in the Company’s Trust Account are used to pay public shareholders that exercise their conversion rights, by means of the issuance of up to 6,200 shares of the Company’s Mandatorily Redeemable Preferred Shares, Series A, $0.0001 par value per share (the “Series A Preferred Stock”), with a Stated Value of $10,000 per share, and an aggregate Stated Value of $62,000,000, all on the terms and conditions more fully set forth in this Agreement; and
     WHEREAS, the Purchaser desires to invest in the Company, and the Company wishes to issue and sell to the Purchaser shares in the Company, pursuant to the terms and conditions more fully set forth in this Agreement;
     IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and each Purchaser agree as follows:
ARTICLE I
CERTAIN DEFINITIONS
     1.1 Certain Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:
     “Affiliate” means, with respect to any Person, any Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.
     “Agreement” shall have the meaning set forth in the introductory paragraph of this Agreement.
     “Certificate of Designation” means the Certificate of Designation of Mandatorily Redeemable Preferred Shares, Series A of the Company annexed as Exhibit A hereto.

     “Closing” shall have the meaning set forth in Section 2.2.
     “Closing Date” shall have the meaning set forth in Section 2.2, which date shall be the same day upon which the initial closing of the Vessel Acquisition occurs, following the satisfaction of each of the conditions applicable to the Closing as set forth in Section 2.2 hereof.
     “Common Stock” means shares now or hereafter authorized of the class of common stock, $0.0001 par value, of the Company and stock of any other class into which such shares may hereafter have been reclassified or changed.
     “Company” shall have the meaning set forth in the introductory paragraph.
     “Execution Date” means the date of this Agreement first written above.
     “Person” means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.
     “Purchase Price” shall have the meaning set forth in Section 2.1(b).
     “Purchaser” shall have the meaning set forth in the introductory paragraph.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Series A Preferred Stock” shall have the meaning set forth in the recital.
     “Shares” shall have the meaning set forth in Section 2.1(a).
     “Stated Value” means the sum of $10,000 per Share or $62,000,000 for all of the Shares.
     “Transaction Documents” means this Agreement and all exhibits and schedules hereto and all other documents, instruments and writings required pursuant to this Agreement.
     “Trust Account” means the trust account established by the Company in connection with the Company’s initial public offering.
     “Vessel Acquisition” means the acquisition of the four drybulk vessels pursuant to Memorandum of Agreements between the Company and the sellers thereof, dated as of August 20, 2008.
ARTICLE II
PURCHASE AND SALE OF PREFERRED SHARES
     2.1 Purchase and Sale; Purchase Price.

          (a) Subject to the terms and conditions set forth herein, on the Closing Date, the Company shall issue and sell and the Purchaser shall purchase that number of shares of the Company’s Series A Preferred Stock (the “Shares”) equal to (i) $15,000,000 in Stated Value, plus the lesser of (A) $47,000,000 in Stated Value or (B) the Stated Value equal to the amount paid from the Company’s trust account to the Company’s public shareholders that exercised their conversion rights. The Series A Preferred Stock shall have the respective rights, preferences and privileges as set forth in the Certificate of Designation to be filed by the Company with the Registrar of Corporations of the Republic of the Marshall Islands on or before the Execution Date.
          (b) The purchase price for each Share shall be $10,000 (the “Per Share Consideration”). The Per Share Consideration multiplied by the number of Shares to be purchased by the Purchaser is referred to as the “Purchase Price.”
     2.2 The Closing. The Closing of the purchase and sale of the Shares (the “Closing”) shall take place simultaneously with the day upon which the initial closing of the Vessel Acquisition occurs, following the satisfaction of each of the conditions applicable to the Closing as set forth in Section 2.3 hereof (the “Closing Date”). At any time and from time to time after the Closing, the Parties shall duly execute, acknowledge and deliver all such further assignments, conveyances, instruments and documents, and shall take such other action consistent with the terms of this Agreement to carry out the transactions contemplated by this Agreement.
     2.3 Closing Conditions.
          (a) The obligations of each party at the Closing to consummate the transactions contemplated at such Closing shall be subject to the fulfillment, or waiver by the parties, of each of the following conditions:
               (i) from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg Financial Markets shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities; and
               (ii) on or prior to the Closing Date, the Vessel Acquisition shall have been approved by the Company’s shareholders and less than 30% of the shares of Common Stock issued in the Company’s initial public offering shall have exercised their conversion rights.
          (b) The obligations of the Purchaser at the Closing to consummate the transactions contemplated at such closing shall be subject to the fulfillment, or waiver by the Purchaser, of the conditions that all representations and warranties of the Company contained herein shall remain true and correct in all material respects as of the Closing Date, as if made at and as of the Closing Date, and the Company shall have performed all its covenants and agreements to be performed on or prior to the Closing Date.

          (c) The obligations of the Company at the Closing to consummate the transactions contemplated at such closing shall be subject to the fulfillment, or waiver by the Company, of the conditions that all representations and warranties of the Purchaser contained herein shall remain true and correct in all material respects as of the Closing Date, as if made at and as of the Closing Date, and the Purchaser shall have performed all of its covenants and agreements to be performed on or prior to the Closing Date.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
     3.1 Representations, Warranties and Agreements of the Company. The Company hereby makes the following representations and warranties to the Purchaser, all of which shall survive the Closing:
          (a) Organization and Qualification. The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the Republic of the Marshall Islands, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted.
          (b) Authorization, Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated hereby and by each other Transaction Document and to otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby has been duly authorized by all necessary action on the part of the Company. Each of this Agreement and each of the other Transaction Documents has been or will be duly executed by the Company and when delivered in accordance with the terms hereof or thereof will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.
          (c) Issuance of Securities. The Shares have been duly and validly authorized for issuance, offer and sale pursuant to this Agreement and, when issued and delivered as provided hereunder against payment in accordance with the terms hereof, shall be valid and binding obligations of the Company enforceable in accordance with their respective terms. When issued in accordance with the terms hereof, the Shares will be duly authorized, validly issued, fully paid and non-assessable.
     3.2 Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company as follows:
          (a) Authority. The Purchaser has the requisite power and authority to enter into and to consummate the transactions contemplated hereby and by the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The acquisition of the Shares to be purchased by the Purchaser hereunder has been duly authorized by all necessary action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser and constitutes the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to, or affecting generally the enforcement of, creditors rights and remedies or by other general principles of equity.
          (b) Investment Intent. The Purchaser is acquiring the Shares to be purchased by it hereunder, and will acquire the Shares for its own account for investment purposes only and not with a view to or for distributing or reselling such Shares, or any part thereof or interest therein, without prejudice, however, to such Purchaser’s right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of such Shares in compliance with applicable federal and state securities laws.
          (c) Experience of Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of an investment in the Shares to be acquired by it hereunder, and has so evaluated the merits and risks of such investment.
          (d) Ability of Purchaser to Bear Risk of Investment. The Purchaser is able to bear the economic risk of an investment in the Shares to be acquired by it hereunder and, at the present time, is able to afford a complete loss of such investment.
          (e) Access to Information. The Purchaser acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the Shares offered hereunder and the merits and risks of investing in such securities; (ii) access to information about the Company and the Company’s financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment in the Shares; and (iii) the opportunity to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment and to verify the accuracy and completeness of the information that it has received about the Company.
          (f) Reliance. The Purchaser understands and acknowledges that (i) the Shares are being offered and sold to it hereunder are being offered and sold without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act under Section 4(2) of the Securities Act and (ii) the availability of such exemption depends in part on, and that the Company will rely upon the accuracy and truthfulness of, the foregoing representations and such Purchaser hereby consents to such reliance.

ARTICLE IV
OTHER AGREEMENTS OF THE PARTIES
     4.1 Manner of Offering. The Shares are being issued pursuant to section 4(2) of the Securities Act.
     4.2 Integration. The Company shall not and shall use its best efforts to ensure that no Affiliate shall sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares to the Purchaser.
     4.3 Transfer.
          (a) Securities may only be disposed of in compliance with U.S. state and federal securities laws. In connection with any transfer of the Shares other than pursuant to an effective registration statement, to the Company, to an Affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.3(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement.
          (b) Certificates evidencing the Shares will contain the following legend, until such time as they are not required under Section 4.3(c):
THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.
          (c) Certificates evidencing the Shares shall not contain any legend (including the legend set forth in Section 4.3(b)): (i) following a sale of such Shares pursuant to an effective registration statement (including the Registration Statement) so long as the purchaser of the Shares is not an Affiliate of the Company, or (ii) following a sale of such Shares pursuant to Rule 144, or (iii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission).

ARTICLE V
MISCELLANEOUS
     5.1 Entire Agreement. This Agreement, together with all of the Exhibits and Schedules annexed hereto, and any other Transaction Document contains the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters.
     5.2 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by both the Company and the Purchaser, or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.
     5.3 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.
     5.4 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. The assignment by a party of this Agreement or any rights hereunder shall not affect the obligations of such party under this Agreement.
     5.5 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.
     5.6 Governing Law. The parties hereto agree that the internal laws of the Republic of the Marshall Islands shall govern this Agreement and the exhibits hereto.
     5.7 Counterpart Signatures. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.
     5.8 Severability. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Agreement.
[ SIGNATURE PAGE FOLLOWS ]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first indicated above.

Company: OCEANAUT, INC.
By:	/s/ Gabriel Panayotides
	Name:	Gabriel Panayotides
	Title:	Chief Executive Officer

Purchaser: EXCEL MARITIME CARRIERS LTD.
By:	/s/ Stamatis Molaris
	Name:	Stamatis Molaris
	Title:	President and Chief Executive Officer

EXHIBIT A
Certificate of Designation